UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

April 2, 2009
Date of report (Date of earliest event reported)

C2 GLOBAL TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

 40 King Street West, Suite 3200, Toronto, Ontario, Canada, M5H 3Y2

(Address of Principal Executive Offices and Zip Code)

(416) 866 3000
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 2, 2009 C2 Global Technologies Inc. (“C2” or the “Company”) (OTCBB: COBT), in partnership with Jonathan and Adam Reich, established Counsel RB Capital LLC (“Counsel RB”).  Counsel RB specializes in the acquisition and disposition of distressed and surplus assets throughout the United States and Canada, including industrial machinery and equipment, real estate, inventories, accounts receivable and distressed debt.  In addition to purchasing various types of assets, Counsel RB also arranges traditional asset disposition services such as on-site and webcast auctions, liquidations and negotiated sales.

Jonathan and Adam Reich, who serve as Co-CEOs of Counsel RB, are former practicing bankruptcy attorneys and have been assisting legal, financial and corporate clients with their surplus asset management needs for over 20 years.  Both have extensive experience representing debtors and secured and unsecured creditors with complex asset transactions that arise from bankruptcies, plant closures and restructuring situations, and over the years have recovered millions of dollars from asset dispositions on behalf of their clients.

Although Counsel RB has just commenced operations, C2’s management anticipates that the Company’s investment in Counsel RB will allow C2 to diversify into a new operating segment.

On April 2, 2009 C2’s parent company, Counsel Corporation, issued a press release.  This release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Exhibits

Exhibit No.	Title

99.1	Press release dated April 2, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C2 Global Technologies Inc.

Date: April 6, 2009	By:	/s/ Stephen A. Weintraub
		Name:	Stephen A. Weintraub
		Title:	Chief Financial Officer and Corporate Secretary